Exhibit 99.1

                 AmREIT Reports First Quarter Results


    HOUSTON--(BUSINESS WIRE)--May 6, 2004--AmREIT (AMEX:AMY), a Houston-based real estate investment trust, announced its first quarter of 2004 results.
    Funds from operations (FFO) for the first quarter were $(0.32) per class A common share including a non-cash deferred merger charge of $0.45 per share in this quarter, compared with $0.08 per share for the same period last year, and there were no non-cash charges. Excluding that charge, adjusted FFO was $0.13 per share, which is in line with management's guidance range for annual adjusted FFO of $0.61 to $0.65 per share. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.
    For the quarter AmREIT's loss before discontinued operations per class A common share was ($0.62) compared to a loss of ($0.06) for the first quarter of 2003. For the quarter, income generated from discontinued operations was $0.22 per class A common share compared with $0.06 for the first quarter of 2003. The company's net loss per share was ($0.40) compared to net earnings per share of $0.002 for the same period last year. Diluted earnings per share information is not applicable due to the anti-dilutive nature of the common class B and class C shares. Per share operating income and net income available to class A shareholders adjusted for the non-cash deferred merger charge was $0.38 and $0.05, respectively, for the first quarter of 2004.
    Revenues for the quarter were $4.5 million compared to $1.9 million for the first quarter of 2003 due to an increase in portfolio revenue of $548 thousand due to property acquisitions made in the second half of December 2003, an increase in real estate operating and development revenue of $236 thousand and an increase in securities and retail partnership revenue of $1.84 million, primarily due to an increase in securities commissions earned from the sale of class C shares and the sale of limited partnership units, which was offset by an increase in securities commission expense of $1.36 million. The operating loss was $201 thousand for the quarter compared to operating income of $769 thousand for the fist quarter of last year. Included in first quarter 2004 expenses is a non-cash deferred merger charge of $1.3 million related to the purchase of the company's advisor.
    Total assets increased to $108 million during the first quarter, up from $101 million at year-end and $75 million at the first quarter of 2003. Assets managed under the company's affiliated retail partnerships increased to $33 million from $30 million at December 31, 2003 and $16 million at March 31, 2003.
    "Our business model, a combination of a growing portfolio of multi-tenant and single tenant assets, combined with an active real estate operating and development business, flexible capital alternatives through our securities business and the growth of managed funds in our retail partnership business combine to give us a platform for continued growth," said Kerr Taylor, AmREIT's president and chief executive officer. "As we continue on our journey from good to great, these supporting businesses are providing us with additional, supporting income streams to overcome our challenges and drive our growth year over year."

    Operational Highlights

    -- During the first quarter, AmREIT entered into a contract for an $8.5 million property located on an "irreplaceable corner": premium retail frontage properties in high-traffic, highly populated areas, which is expected to close during the second quarter. In addition, the Company's pipeline is healthy with approximately $55 million under letters of intent.

    -- Operating as a wholly owned subsidiary, AmREIT's real estate operating and development business contributed $975 thousand in fees and profits from the sale of properties held for sale (based on recent SEC guidance, income and gain on sale of assets acquired for and held for sale are required to be classified as discontinued operations, therefore, the above amount includes $608 thousand resulting in the sale of real estate acquired for resale).

    -- Also during the quarter, AmREIT, through its wholly owned subsidiary AmREIT Securities Company, raised $18 million for the REIT and its affiliated retail partnerships ($16 million through the class C common share offering and $2 million for its affiliated retail partnerships), resulting in $480 thousand net revenue for the Company.

    -- On March 2, 2004, Footstar declared bankruptcy and subsequently announced that it intends to close all of its Just For Feet locations. AmREIT owns two Just For Feet locations: Baton Rouge, Louisiana and Tucson, Arizona. The Tucson, Arizona location is under a letter of intent to sell. The company does not anticipate that this vacancy will have any negative impact on projected cash flow or dividends in 2004 due to increased fees and profits from the real estate operating and development business.

    Outlook for 2004

    In 2004, management maintains its expectations to raise $50 to $60 million through the capital markets to support an anticipated 100 percent increase in asset growth over the next 12 to 18 months. This growth is expected to result in adjusted EPS (adjusted for non-cash deferred merger costs expected to be $1.9 million in 2004) in the range of $0.19 to $0.23 per class A share. Management expects FFO adjusted for the non-cash deferred merger costs (adjusted FFO), for the calendar year of 2004 of between $0.61 and $0.65 per class A share. This represents an increase in adjusted FFO of between 13 and 19 percent when compared to adjusted FFO of $0.54 per class A share for 2003. AmREIT updates earnings guidance on a quarterly basis.

    Conference Call

    AmREIT will hold its quarterly conference call to discuss first quarter results today at 10:00 am Central Time (11:00 am Eastern
Time). The dial-in number for the call is 800-599-9795, passcode AmREIT. A live Web cast of the call can be accessed on the investor relations page of AmREIT's Web site at www.amreit.com. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 15464786, or by going to the investor relations events page of the company's Web site.

    About AmREIT

    AmREIT, a self-managed real estate investment firm, has been acquiring, developing, and managing high quality commercial retail real estate to generate monthly income and growth opportunities for investors for more than 19 years. A growing publicly traded company, AmREIT is known for its ownership of "irreplaceable corners" -- premier retail frontage properties in high-traffic, highly populated areas. These properties are leased to high-end multi-tenant shopping centers, grocery anchored centers and regional and national single tenants. Its business model consists of a publicly traded REIT that is supported by three synergistic businesses -- a real estate operating and development business, a securities business and a retail partnership business. This flexible structure gives AmREIT access to the intellectual and financial capital required to support a rapid growth platform.

    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management's beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.
    This press release does not constitute an offer to sell, or the solicitation of an offer to buy any public or private securities from the Company. The purchase of any securities may only be made pursuant to a prospectus or Private Offering Memorandum. A copy of any available prospectus or Private Offering Memorandum and the related subscription documents are available to qualified potential investors on request.

    For more information, call Jennifer Tweeton, Vollmer Public
Relations, at (713) 970-2100, or Chad Braun, AmREIT, 713-850-1400.
AmREIT is online at www.amreit.com.

    (Tables to Follow)



                           Operating Results
            (in thousands, except share and per share data)

                                                       Three Months
                                                           Ended
                                                         March 31,
Revenues:                                               2004    2003
                                                     -------- -------
                                                        (Unaudited)
     Rental income from operating leases              $1,687  $1,116
     Earned income from direct financing leases          507     530
     Real estate fee income                              367     131
     Securities commission income                      1,905      85
     Asset management fee income                          75      51
     Interest and other income                            11       3
                                                     -------- -------
                   Total Revenues                      4,552   1,916

Expenses:
     General operating and administrative              1,435     771
     Legal and professional                              328     104
     Securities commissions                            1,424      65
     Depreciation and amortization                       246     207
     Deferred merger costs                             1,320       -
                                                     -------- -------
                   Total Expenses                      4,753   1,147

Operating (Loss) Income                                 (201)    769

Income from non-consolidated affiliates                   14      41
Federal income tax (expense) benefit                    (171)     73
Interest expense                                        (619)   (551)
Minority interest in income of consolidated joint
 ventures                                                (44)    (40)
                                                     -------- -------
(Loss) income before discontinued operations          (1,021)    292

Income from discontinued operations                      656     166
                                                     -------- -------
Net (loss) income                                       (365)    458

Distributions paid to class B and C shareholders        (813)   (453)
                                                     -------- -------
Net income (loss) available to class A shareholders  $(1,178)     $5


                     Operating Results - Continued
            (in thousands, except share and per share data)

                                                        Three Months
                                                            Ended
                                                          March 31,
                                                          2004  2003
                                                        ------- -----
                                                         (Unaudited)
Reconciliation of Net (Loss) Income to Funds From
 Operations ("FFO"):
(Loss) income - before discontinued operations          (1,021)  292
Income from discontinued operations                        656   166
Plus depreciation of real estate assets - from
 operations                                                244   181
Plus depreciation of real estate assets - from
 discontinued operations                                     -    38
Less class B and C distributions                          (813) (453)
                                                        ------- -----
FFO available to class A Shares                           (934)  224

Basic and Diluted Per Share Data:
Net income per class A common share - basic
 and diluted:
    Loss before discontinued operations                  (0.62)(0.06)
    Income (loss) from discontinued
     operations                                           0.22  0.06
                                                        ------- -----
    Net (loss) income                                    (0.40) 0.00

Weighted average class A common shares used
 to compute net income per class A share,
 basic and diluted                               2,952,984  2,768,253



                       Balance Sheet Highlights
                            (in thousands)

                                            (Unaudited)

                                              March 31,  December 31,
                                                2004        2003
                                              --------    --------
Real estate held for investment, net           $66,813     $68,018
Net investment in direct financing
 leases                                         19,220      22,046
Real estate held for resale, net                 7,241       4,384
Total assets                                   107,987     101,327
Notes payable                                   36,986      48,485
Total liabilities                               44,674      51,684
Minority interest                                  866         847
Total shareholders' equity                      62,446      48,796


    Non-GAAP Financial Disclosure

    This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. AmREIT's definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT's, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.
    AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its base FFO in accordance with this definition. AmREIT adjusts its FFO calculation by adding back non-cash charges to earnings related to the issuance of stock in conjunction with the payment of deferred merger costs, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company's real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT's calculation.
    Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:


                                          Projected 2004
                                               Range       Historical
                                           High     Low     12/31/03
Net (loss) income available to class A
 shareholders                             ($0.37)  ($0.41)    $ 0.02
Depreciation and amortization               0.42     0.42       0.30
Less gain on sale of real estate               -        -      (0.11)
                                         -------- -------- ----------
 FFO available to class A shareholders      0.05     0.01       0.21
Deferred merger costs                       0.60     0.60       0.33
                                         -------- -------- ----------
              Adjusted FFO                 $0.65    $0.61      $0.54
                                         ======== ======== ==========


    CONTACT: VOLLMER
             JenniferTweeton, 713-970-2100
             jennifert@vollmerpr.com